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                                                                   EXHIBIT 21.1

                                 SUBSIDIARIES OF
                      INTERNATIONAL ALLIANCE SERVICES, INC.
                            (as of December 31, 1996)


Adams Oil, Inc.
American Inspection and Audit Services, Inc.
Century Surety Company
Century Surety Underwriters, Inc. of Indiana
Chem-Freight, Inc.
Commercial Surety Agency, Inc. dba Century Surety Underwriters
Continental Heritage Insurance Company
Contract Operations Planning, Incorporated
Contract Surety Reinsurance Corp.
CSC Insurance Agency, Inc.
Diversified Environmental Resources, Inc.
Environmental & Commercial Insurance Agency, Inc.
Evergreen National Indemnity Company
IASI Management Co.
Keystone Chemical Co.
Palro Environmental Management Systems Ltd.
RES Finance Co.
RES Trademark Co.
Republic Canada, Inc.
Republic Environmental Recycling (New Jersey), Inc.
Republic Environmental Systems, Inc.
Republic Environmental Systems (Brantford) Ltd.
Republic Environmental Systems (Brockville) Ltd.
Republic Environmental Systems (Cleveland), Inc.
Republic Environmental Systems Ltd.
Republic Environmental Systems (Fort Erie) Ltd.
Republic Environmental Systems Management Co.
Republic Environmental Systems (New York), Inc.
Republic Environmental Systems (North Jersey), Inc.
Republic Environmental Systems (Ohio), Inc.
Republic Environmental Systems (Pennsylvania), Inc.
Republic Environmental Systems (Pickering) Ltd.
Republic Environmental Systems (Technical Services Group), Inc.
Republic Environmental Systems (Transportation Group), Inc.
Republic Environmental Systems (Windsor) Ltd.
SMR & Co. Business Services